Exhibit 4.4

Execution Version

DISCOVER CARD EXECUTION NOTE TRUST

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION

as Indenture Trustee

FIRST AMENDMENT TO

INDENTURE

dated as of July 26, 2007

Dated as of

June 4, 2010

This FIRST AMENDMENT TO INDENTURE (this “Amendment”), dated as of June 4, 2010, is entered into by and between DISCOVER CARD EXECUTION NOTE TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuer” or the “Note Issuance Trust”), having its principal office at 1100 N. Market Street Wilmington, Delaware 19890-0001, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, in its capacity as Indenture Trustee (the “Indenture Trustee”).

WHEREAS, Discover Bank and the Indenture Trustee entered into that certain Indenture, dated as of July 26, 2007 (the “Agreement”); and

WHEREAS, pursuant to Sections 1001(b) of the Agreement, Discover Bank and the Indenture Trustee desire to amend the Agreement, in a manner that shall not adversely affect in any material respect the interests of the Holders of any Series, Class or Tranche of any Notes outstanding.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Noteholders:

1.01 Definitions. Unless otherwise specified, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Agreement.

1.02 Amendments to Agreement. Effective as of the date hereof, the Agreement shall be amended as follows:

(1) Section 101 (“Definitions”) is hereby amended by adding the following definition:

“Transition Report Date” means the date on which the Note Issuance Trust is required to file any transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, on Form 10-K with the Securities and Exchange Commission.

(2) Section 101 (“Definitions”) is hereby amended by amending and restating in their entirety the following definitions:

“Note Rating Agency” means, with respect to any Outstanding Series, Class or Tranche of Notes, each nationally recognized statistical rating organization hired by the Issuer to rate such Notes, provided, however, that unless otherwise specified in the applicable Indenture Supplement, for purposes of any provision of this Indenture or any Indenture Supplement that requires (i) consent or agreement from any Note Rating Agency, (ii) confirmation from the applicable Note Rating Agencies that such provision shall not have a Ratings Effect, or (iii) that any provision or arrangement be acceptable to any Note Rating Agency, “Note Rating Agency” shall mean only Moody’s, Standard & Poors, and Fitch, in each case for as long as such rating organization rates any Outstanding Notes, and any nationally recognized statistical rating organization hired by the Issuer to rate at least 25% of the Outstanding Dollar Principal Amount of the Notes.

“Ratings Effect” means a reduction, qualification with negative implications (or words to a similar effect) or withdrawal by any Note Rating Agency of any then current rating of the Notes of any Series, Class or Tranche (other than as a result of the termination of a Note Rating Agency); provided, however, that any reduction or qualification with negative implications shall not be considered a Ratings Effect unless the rating as so reduced (or as such rating would be reduced after giving effect to such negative implications) is less than the Specified Rating set forth in the applicable Indenture Supplement.

(3) Section 903(a) (“Reports by Indenture Trustee”) is hereby amended and restated in its entirety to read as follows:

(a) Within sixty (60) days after each Annual Report Date or Transition Report Date, as applicable, the Indenture Trustee will transmit to Noteholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such reporting date if required by Section 313(a) of the Trust Indenture Act.

(4) Section 1105 (“Statement as to Compliance”) is hereby amended and restated in its entirety to read as follows:

The Issuer will deliver to the Indenture Trustee and the Note Rating Agencies, on or before the date that is fifteen (15) days prior to each of the Note Issuance Trust’s Annual Report Date or Transition Report Date, as applicable, or such other date that is mutually agreed upon in writing by the parties hereto (and relating to the preceding fiscal year or transition period, as applicable), a written statement signed by an Issuer Authorized Officer, substantially in the form of Exhibit C-2 stating that:

(a) a review of the activities of the Issuer during the preceding fiscal year or transition period, as applicable, and of the Issuer’s performance under this Indenture and under the terms of the Notes has been made under such Issuer Authorized Officer’s supervision; and

(b) to the best of such Issuer Authorized Officer’s knowledge, based on such review, the Issuer has complied in all material respects with all conditions and covenants under this Indenture throughout the previous fiscal year or transition period, as applicable, or, if there has been a default in the fulfillment of any such condition or covenant (without regard to any grace period or requirement of notice), specifying each such default known to such Issuer Authorized Officer and the nature and status thereof.

(5) Section 1307(b) (“Opinions as to Collateral”) is hereby amended and restated in its entirety to read as follows:

(b) On or before that date that is fifteen (15) days before each of the Note Issuance Trust’s Annual Report Date or Transition Report Date, as applicable, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel with respect to each UCC financing statement which has been filed by the Issuer with respect to the Collateral either stating that, (i) in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, such financing statements and amendments thereto as are necessary to maintain the Security Interest created by this Indenture and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain such

Security Interest. Such Opinion of Counsel will also describe the recording, filing, re-recording and refiling of this Indenture or such financing statements and amendments thereto that will, in the opinion of such counsel, be required to maintain the Security Interest created by this Indenture until the Note Issuance Trust’s next Annual Report Date or Transition Report Date, as applicable.

(6) Section 1504 (“Indenture Trustee’s Report on Assessment of Compliance and Attestation”) is hereby amended and restated in its entirety to read as follows:

On or before the date that is fifteen (15) days prior to each of the Note Issuance Trust’s Annual Report Date or Transition Report Date, as applicable, or such other date that is mutually agreed upon in writing by the parties hereto (and relating to the preceding fiscal year or transition period, as applicable), the Indenture Trustee shall:

(a) deliver to each Master Servicer, the Calculation Agent and the Depositor a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding fiscal year or transition period, as applicable, as required under Rules 13a-18(b) and 15d-18(b) of the Exchange Act and Item 1122(a) of Regulation AB. Such report shall be addressed to the Depositor and the Master Servicer and signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria applicable to it as specified in Exhibit E or such criteria as mutually agreed upon by the Depositor and the Indenture Trustee;

(b) deliver to each Master Servicer, the Calculation Agent and the Depositor a report of a “Big Four” accounting firm, or upon the consent of the Master Servicer and the Depositor, which consent shall not be unreasonably withheld, such other nationally recognized registered public accounting firm that satisfies the requirements of Rule 2-01 of Regulation S-X under the Securities Act and the Exchange Act (who may also render services to the Master Servicer or any Seller), that pursuant to Rules 13a-18(c) and 15d-18(c) of the Exchange Act and Item 1122(b) of Regulation AB attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph; such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(c) deliver to each Master Servicer, the Calculation Agent and the Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of the Issuer, the Master Trust, the Master Servicer or the Depositor with respect to a publicly offered Securitization Transaction, certifications substantially in the forms (with appropriate insertions) attached as Exhibit C-1 and Exhibit F hereto.

The Indenture Trustee acknowledges that the parties identified in clause (c) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

1.03 Exhibit C (“Form of Compliance Certificate”) is hereby renamed as Exhibit C-1 (“Form of Compliance Certificate for Indenture Trustee”).

1.04 A new Exhibit C-2 (“Form of Compliance Certificate for the Issuer”) is hereby added to the Agreement as set forth in Exhibit C-2 herein.

1.05 Effect Upon the Agreement. Except as specifically set forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

1.06 Incorporation by Reference. The provisions of Sections 109 (Severability of Provisions), 110 (Benefits of Indenture), 111 (Governing Law) and 112 (Counterparts) of the Agreement shall be incorporated into this Amendment, mutatis mutandis, as if references to “this Agreement” in the Agreement were references to this Amendment.

[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

DISCOVER CARD EXECUTION NOTE TRUST

By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Jennifer A. Luce
Name:	Jennifer A. Luce
Title:	Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Patricia M. Child
Name:	Patricia M. Child
Title:	Vice President

Acknowledged By:

DISCOVER BANK,

as Beneficiary, Depositor and Calculation Agent

By:	/s/ Michael F. Rickert
Name: Michael F. Rickert
Title: Vice President, Chief Financial Officer and Treasurer

[Signature Page to First Amendment to Indenture]

Exhibit C-2

FORM OF COMPLIANCE CERTIFICATE

DISCOVER CARD EXECUTION NOTE TRUST

The undersigned, the Issuer, pursuant to Section 1105 of the Indenture dated as of July 26, 2007, as amended on or prior to the date hereof (the “Indenture”), by and among Discover Card Execution Note Trust and U.S. Bank National Association, as Indenture Trustee, hereby certifies that:

(a) a review of the activities of the Issuer, during [the fiscal year ended [            ]] [the transition period from [            ] to [            ]], and of its performance under the Indenture and under the terms of the Notes was made under my supervision; and

(b) to the best of my knowledge, based on such review, [except as provided below] the Issuer has compiled in all material respects with all conditions and covenants under the Indenture throughout the [fiscal year ended [            ]] [transition period from [            ] to [            ]].

[(c) If there has been a failure to fulfill any such condition or covenant (without regard to any grace period or requirement of notice) in any material respect, specify each such failure known to the certifying officer and the nature and status thereof.]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this [            ] day of [            ], [            ].

By:

Name:

Title:

C-2-1